UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

Sucampo Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33609	30-0520478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, 3rd Floor Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 2, 2013 (the “Notice Date”), Sucampo Pharmaceuticals, Inc. (the “Company”) received a Paragraph IV certification notice letter (the “Notice Letter”) regarding an ANDA submitted to the FDA by Anchen Pharmaceuticals, Inc. (“Anchen”) requesting approval to market, sell and use a generic version of the Company’s 8mcg and 24 mcg AMITIZA® (lubiprostone capsule) products.

In its Notice Letter, Anchen alleges that U.S. Patent Nos. 6,414,016, 6,583,174, 7,064,148, 7,417,067, 7,795,312, 8,026,393, 8,071,613, 8,088,934, 8,097,649, 8,097,653, and 8,114,890 (collectively, the “Patents”), which cover composition, formulations and methods of using AMITIZA®, are invalid, unenforceable and/or will not be infringed by Anchen’s manufacture, use or sale of the products described in its ANDA.  The latest of the Patents expire in 2027.

The Company is currently reviewing the Notice Letter.  By statute, if the Company initiates a patent infringement lawsuit against Anchen within 45 days of the Notice Date, then the FDA would automatically stay approval of Anchen’s ANDA until the earlier of 30 months from the Notice Date or entry of a district court decision finding the Patents invalid or not infringed.  The Company intends to vigorously enforce its intellectual property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.

Date:	January 4, 2013	By:	/s/ Thomas J. Knapp
			Name:	Thomas J. Knapp
			Title:	EVP, Chief Legal Officer and Corporate Secretary